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                                                                    EXHIBIT 23.2

                      CONSENT OF SERCHUK & ZELERMYER, LLP

The Board of Trustees
Cortland Savings Bank

Re: The Registration Statement on Form S-1 and Application for Conversion of Form 86-AC in connection with the conversion of Cortland Savings Bank from the mutual to the stock form of ownership.

    We hereby consent to the reference to our firm under the headings "Risk Factors--Dilution, Additional Costs and Other Consequences of the Foundation--Tax Considerations", "The Conversion-- Effects of Conversion on Depositors and Borrowers--Tax Effects", "--Establishment of the Foundation-- Tax Considerations", "Experts" and "Legal and Tax Opinions" in the prospectus which is part of the (i) Registration Statement on Form S-1 of CNY Financial Corporation and any amendments thereto, filed with the Securities and Exchange Commission and (ii) the Application for Conversion on Form 86-AC of Cordland Savings Bank filed with the New York State Banking Department and any amendments thereto.

                                          Very truly yours,
                                          /s/ Serchuk & Zelermyer, LLP
                                          Serchuk & Zelermeyer, LLP

White Plains, New York
August 3, 1998